Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2014 RESULTS

- Reports Core FFO of $0.22 Per Fully Diluted Share -

New York, New York, July 30, 2014—Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported operational and financial results for the second quarter 2014.

“We are pleased with our second quarter leasing and Empire State Building Observatory performance. Leasing volume, quality of tenants, and rental spreads all met or exceeded our expectations. The Observatory had record attendance in June, and in the year to date we outpaced the financial performance of the comparable period in 2013. During the quarter we exercised our option to purchase the ground leaseholds at 112 West 34th Street and 1400 Broadway on which we subsequently closed on July 15, 2014. We believe the exercise of our options unlocks a source of additional potential future growth for the Company. After the transaction, we have maintained a strong, flexible balance sheet with strong credit metrics and meaningful capacity to support future growth. Our team continues to execute on behalf of shareholders at a very high level,” stated Anthony E. Malkin, Empire State Realty Trust’s Chairman, Chief Executive Officer, and President.

Second Quarter Highlights

•	Achieved Core Funds From Operations (“Core FFO”) of $0.22 per fully diluted share and net income attributable to the Company was $0.10 per fully diluted share;

•	Total portfolio was 88.6% occupied, up 140 basis points from March 31, 2014; including signed leases not commenced (“SLNC”), the total portfolio was 89.6% leased at June 30, 2014;

•	Manhattan office portfolio (excluding the retail component of these properties) was 87.7% occupied, up 170 basis points from March 31, 2014; including SLNC, the Manhattan office portfolio (excluding the retail component of these properties) was 88.6% leased at June 30, 2014;

•	Retail portfolio was 92.5% occupied, up 30 basis points from March 31, 2014; including SLNC, the Company’s retail portfolio was 92.5% leased at June 30, 2014;

•	Empire State Building was 85.6% occupied, up 260 basis points from March 31, 2014; including SLNC, the Empire State Building was 86.0% leased at June 30, 2014;

•	Executed 69 leases, representing 211,259 rentable square feet across the total portfolio, achieving a 19.2% increase in mark-to-market rent over previously fully escalated rents on new, renewal, and expansion leases; 51 of these leases, representing 169,725 rentable square feet, were within the Manhattan office portfolio (excluding the retail component of these properties), representing a 25.8% increase in mark-to-market rent over previously fully escalated rents on new, renewal and expansion leases;

•	Exercised the option to purchase the ground and operating leases at 112 West 34th Street and the ground lease at 1400 Broadway (the “option properties”) for a total of approximately $734 million in assumption of debt, cash, common stock and operating partnership (“OP”) units; and

•	Declared a dividend in the amount of $0.085 per share for the second quarter 2014, which was paid on June 30, 2014.

Financial Results for the Second Quarter 2014

Core FFO was $55.0 million, or $0.22 per fully diluted share. Core FFO excludes the impact of acquisition costs, preferred exchange offering costs, and gains, net of income taxes, on the settlement of a lawsuit related to the Observatory. FFO, which includes these items, was $53.8 million, or $0.22 per fully diluted share.

Net income attributable to the Company was $9.8 million, or $0.10 per fully diluted share. The Company began operations upon the completion of its formation transactions and initial public offering (“IPO”) in October 2013 and therefore had no comparative results to report for the second quarter 2013.

Financial Results for the Six Months Ended June 30, 2014

Core FFO was $96.3 million, or $0.39 per fully diluted share. Core FFO excludes the impact of acquisition costs, preferred exchange offering costs, and gains, net of income taxes, on the settlement of a lawsuit related to the Observatory. FFO, which includes these items, was $95.1 million, or $0.39 per fully diluted share.

Net income attributable to the Company was $14.2 million, or $0.15 per fully diluted share. The Company began operations upon the completion of its formation transactions and IPO in October 2013 and therefore had no comparative results to report for the six months ended June 30, 2013.

Portfolio Operations

The Company reported that its total portfolio as of June 30, 2014, containing 8.4 million rentable square feet of office and retail space, was 88.6% occupied at the end of the second quarter 2014. Percentage occupied was up 140 basis points from 87.2% at the end of the first quarter 2014, and up 530 basis points from 83.3% at the end of the second quarter 2013. Including SLNC, the Company’s portfolio was 89.6% leased at June 30, 2014.

The Company’s office portfolio (excluding the retail component of these properties) as of June 30, 2014, containing 7.8 million rentable square feet, was 88.3% occupied at the end of the second quarter 2014, up 150 basis points from the end of the first quarter 2014, and up 480 basis points from the end of the second quarter 2013. Including SLNC, the Company’s office portfolio (excluding the retail component of these properties) was 89.4% leased at June 30, 2014.

The Manhattan office portfolio (excluding the retail component of these properties) as of June 30, 2014, containing 5.9 million rentable square feet was 87.7% occupied at the end of the second quarter 2014, up 170 basis points from the end of the first quarter 2014, and up 570 basis points from the end of the second quarter 2013. Including SLNC, the Company’s Manhattan office portfolio (excluding the retail component of these properties), was 88.6% leased at June 30, 2014.

The Company’s retail portfolio as of June 30, 2014, containing approximately 620,000 rentable square feet, was 92.5% occupied at the end of the second quarter 2014. This compares to 92.2% at the end of the first quarter of 2014, and compares to 80.4% at the end of the second quarter 2013. Including SLNC, the Company’s retail portfolio was 92.5% leased at June 30, 2014.

Leasing

For the three months ended June 30, 2014, the Company executed 69 leases within the total portfolio, comprising 211,259 rentable square feet. Total leasing volume included 67 office leases, comprising 209,678 rentable square feet, and two retail leases, comprising 1,581 rentable square feet.

On a blended basis, the 69 new, renewal and expansion leases signed within the total portfolio during the quarter had an average starting rental rate of $49.05 per rentable square foot, representing an increase of 19.2% over the prior in-place rent on a fully escalated basis.

Leases signed in the Second Quarter 2014 for the Manhattan office portfolio included:

•	21 renewal leases, comprising 34,538 rentable square feet, with an average starting rental rate of $47.57 per rentable square foot, representing a decrease of 3.9% over the prior in-place rent on a fully escalated basis, and

•	30 new leases comprising 135,187 rentable square feet, with an average starting rental rate of $52.70 per rentable square foot, representing an increase of 35.5% over the prior in-place rent on a fully escalated basis.

Significant Leases Executed During the Second Quarter included:

•	At the Empire State Building, the Company signed a 33,214 rentable square foot full floor new lease with Bulova Corporation for a term of 15.8 years; and

•	At One Grand Central Place, the Company signed a 12,712 rentable square foot full floor new lease with Robertson Foundation, a private grant foundation established by Tiger Management founder Julian H. Robertson, for a term of 10.4 years.

Empire State Building Update

The Company continues to renovate and re-lease the 2.8 million rentable square foot Empire State Building, its flagship property. At June 30, 2014, the Empire State Building was 85.6% occupied; including SLNC, the Empire State Building was 86.0% leased.

In the second quarter 2014, the Company executed five office leases and one retail lease at the Empire State Building, representing 49,746 rentable square feet in the aggregate.

The Empire State Building Observatory revenue for the second quarter grew 11.4% to $30.4 million, from $27.3 million in the second quarter 2013, and was driven by a combination of higher admission prices and the shift of the Easter holiday week from first quarter 2013 to second quarter 2014. The Observatory hosted approximately 1.2 million visitors in the second quarter 2014, representing a 3.8% increase from the same period of 2013.

For the six months ended June 30, 2014, the Empire State Building Observatory hosted 1.9 million visitors, which was unchanged from the same period in 2013. Observatory revenue was $47.7 million, an 8.4% increase from $44.0 million for the six months ended June 30, 2013.

Acquisitions

Subsequent to the end of the quarter, the Company announced the completion of the acquisition of the ground and operating leases at 112 West 34th Street and the ground lease at 1400 Broadway for a total of approximately $734 million in assumption of debt, cash, common stock and OP units. 112 West 34th Street is a 26-story, approximately 650,769 rentable square foot office tower, with 92,455 square feet of retail space located in the 34th Street/Penn Station submarket. The property’s office and retail space is 77.5% occupied and 83.2% leased, as of June 30, 2014. 1400 Broadway is a 37-story 880,131 rentable square foot office tower with 19,815 square feet of retail space, located in the Times Square South submarket and the property’s office and retail space is 92.6% occupied and 92.7% leased, as of June 30, 2014.

Balance Sheet and Financial Transactions

As of June 30, 2014, the outstanding balance on the Company’s term loan and credit facility was $355.0 million. The secured revolving and term credit facility has an accordion feature, allowing for an increase in maximum aggregate principal balance to $1.25 billion under certain circumstances.

At June 30, 2014, the Company had total debt outstanding of approximately $1.2 billion, with a weighted average interest rate of 4.47% per annum, and a weighted average term to maturity of 2.6 years. The Company has approximately $193.6 million of debt maturing during the remainder of 2014, and approximately $88.4 million maturing in 2015.

In connection with the purchase of the ground and operating leases at 112 West 34th Street and the ground lease at 1400 Broadway, the Company issued approximately 2.7 million shares of Class A and Class B common stock at a per share price of $16.65 and approximately 20.1 million Series PR OP Units at a unit price of $16.65.

Dividend

The Company paid a dividend of $0.085 per share for the second quarter 2014 to holders of the Company’s Class A common stock and Class B common stock and to holders of Empire State Realty OP, L.P.‘s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units on June 30, 2014.

Webcast and Conference Call Details

Empire State Realty Trust will host a webcast and conference call, open to the general public, on Thursday, July 31, 2014 at 8:30 am Eastern time.

The webcast will be available in the Investor Relations section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13586123. A replay of the conference call will be available until August 7, 2014.

The Supplemental Package will be available prior to the conference call in the Investor Relations section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous office building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.0 million rentable square feet, as of July 15, 2014, consisting of 9.3 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 732,000 rentable square feet in the retail portfolio. The Company also owns land at the Stamford, Connecticut Transportation Center that supports the development of an approximately 380,000 rentable square foot office building and garage.

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 11 and 12 of this release and in the Company’s supplemental package.

Forward-Looking Statements

This press release includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Properties” and (ii) in future periodic reports filed by the Company under the Securities and Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2013, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statement of Income

(unaudited and amounts in thousands, except per share data)

For the Three
Months Ended
June 30, 2014
Revenues
Rental revenue	$92,210
Tenant expense reimbursement	14,304
Observatory revenue	30,389
Construction revenue	12,963
Third-party management and other fees	753
Other revenue and fees	4,549

Total revenues	155,168
Operating expenses
Property operating expenses	35,596
Marketing, general and administrative expenses	12,189
Observatory expenses	7,120
Construction expenses	12,795
Real estate taxes	18,186
Depreciation and amortization	28,637

Total operating expenses	114,523

Total operating income	40,645
Other income (expense)
Interest expense	(14,629)
Acquisition expenses	(735)

Net income	25,281
Net income attributable to non-controlling interests	(15,447)

Net income attributable to Empire State Realty Trust, Inc.	$9,834

Total weighted average shares
Basic	95,573

Diluted	95,615

Net income per share attributable to Empire State Realty Trust, Inc.
Basic	$0.10

Diluted	$0.10

Empire State Realty Trust, Inc.

Condensed Consolidated Statement of Income

(unaudited and amounts in thousands, except per share data)

For the Six
Months Ended
June 30, 2014
Revenues
Rental revenue	$182,414
Tenant expense reimbursement	29,457
Observatory revenue	47,690
Construction revenue	27,926
Third-party management and other fees	1,364
Other revenue and fees	6,623

Total revenues	295,474
Operating expenses
Property operating expenses	71,907
Marketing, general and administrative expenses	20,864
Observatory expenses	14,101
Construction expenses	27,078
Real estate taxes	36,559
Depreciation and amortization	58,752

Total operating expenses	229,261

Total operating income	66,213
Other income (expense)
Interest expense	(28,966)
Acquisition expenses	(735)

Net income	36,512
Net income attributable to non-controlling interests	(22,309)

Net income attributable to Empire State Realty Trust, Inc.	$14,203

Total weighted average shares
Basic	95,574

Diluted	95,616

Net income per share attributable to Empire State Realty Trust, Inc.
Basic	$0.15

Diluted	$0.15

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”)

and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

For the Three
Months Ended
June 30, 2014
Net income	$25,281
Real estate depreciation and amortization	28,556

FFO	53,837
Gain on settlement of lawsuit related to the Observatory, net of income taxes	(540)
Private perpetual preferred exchange offering expenses	950
Acquisition expenses	735

Core FFO	$54,982

Total weighted average shares and Operating Partnership Units
Basic	245,899

Diluted	245,941

FFO per share
Basic	$0.22

Diluted	$0.22

Core FFO per share
Basic	$0.22

Diluted	$0.22

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”)

and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

For the Six
Months Ended
June 30, 2014
Net income	$36,512
Real estate depreciation and amortization	58,608

FFO	95,120
Gain on settlement of lawsuit related to the Observatory, net of income taxes	(540)
Private perpetual preferred exchange offering expenses	950
Acquisition expenses	735

Core FFO	$96,265

Total weighted average shares and Operating Partnership Units
Basic	245,839

Diluted	245,881

FFO per share
Basic	$0.39

Diluted	$0.39

Core FFO per share
Basic	$0.39

Diluted	$0.39

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30,	December 31,
	2014	2013
Assets
Commercial real estate properties, at cost	$1,702,736	$1,649,423
Less: accumulated depreciation	(332,766)	(295,351)

Commercial real estate properties, net	1,369,970	1,354,072
Cash and cash equivalents	41,791	60,743
Restricted cash	55,482	55,621
Tenant and other receivables	26,185	24,817
Deferred rent receivables	85,948	62,689
Prepaid expenses and other assets	39,658	35,407
Deferred costs, net	77,035	78,938
Acquired below market ground lease, net	61,460	62,312
Acquired lease intangibles, net	227,617	249,983
Goodwill	491,479	491,479

Total assets	$2,476,625	$2,476,061

Liabilities and equity
Mortgage notes payable	$873,863	$883,112
Term loan and credit facility	355,000	325,000
Accounts payable and accrued expenses	74,807	81,908
Acquired below market leases, net	120,219	129,882
Deferred revenue and other liabilities	18,722	21,568
Tenants’ security deposits	34,170	31,406

Total liabilities	1,476,781	1,472,876
Total equity	999,844	1,003,185

Total liabilities and equity	$2,476,625	$2,476,061